UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2024

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-19961	98-1340767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway
Lewisville, Texas		75056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 937-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	OFIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 15, 2024, Julie Andrews began service as Chief Financial Officer of Orthofix Medical Inc. (the “Company”). As an inducement to entering into employment with the Company, Ms. Andrews was granted, as of January 15, 2024, (i) performance-based vesting restricted stock units that settle 65,934 shares of common stock at target achievement, (ii) time-based vesting restricted stock units that settle into 32,967 shares of common stock, and (iii) stock options to purchase 76,878 shares of common stock. The performance-based vesting restricted stock units vest at the end of a 3-year performance period based on the Company’s total stockholder return relative to an industry peer group index during such period, while the time-based vesting restricted stock units vest in equal tranches over three years. The stock options vest upon achievement of both service- and performance-based criteria, whichever is the later of (a) the date certain service-based conditions are met (which will be met over three years) and (b) the date that the average closing price of the Company’s common stock over a one-month calendar period has been equal to or great than 150% of the closing price of the Company’s common stock on the grant date.

The awards were granted pursuant to a standalone inducement plan, the Orthofix Medical Inc. 2024 CFO Inducement Plan (the “2024 CFO Inducement Plan”), which plan was approved by the Board as of January 15, 2024. A copy of the 2024 CFO Inducement Plan has been filed as Exhibit 4.2, and copies of the forms of award agreements have been filed as Exhibits 4.3, 4.4 and 4.5, respectively, to the Company’s Registration Statement on Form S-8 (Registration No. 333-276506) filed with the Securities and Exchange Commission on January 12, 2024. The foregoing descriptions of the 2024 CFO Inducement Plan and the related forms of award agreements thereunder do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are incorporated herein by reference.

In connection with her entering into employment, the Company and Ms. Andrews entered into a Change in Control and Severance Agreement, which agreement was approved by the Compensation and Talent Development Committee of the Board. The Change in Control and Severance Agreement is on terms substantially similar to the form of CFO-level agreement previously approved by the committee in June 2023.

Under the Change in Control and Severance Agreement, Ms. Andrews would be eligible to receive the following severance payments and benefits upon termination of her employment (i) for death or disability, (ii) by the Company without “Cause” (as defined in the agreement), or (iii) by her for “Good Reason” (as defined in the agreement):

•
She would be paid (x) any unpaid base salary, accrued vacation or prior years’ bonus payable or owing through the date of termination, and (y) the pro rata amount of any incentive compensation for the year of termination of employment (based on the number of business days she is actually employed by the Company and its subsidiaries during the year in which termination of employment occurs), which would be deemed achieved at a 100% performance level.
•
She would receive cash severance in an amount equal to 1.0 times the sum of: (i) her annual base salary amount (without giving effect to any reduction of base salary that has occurred within the 12-month period preceding such date of termination), (ii) her current year’s target bonus (without giving effect to any reduction of base salary that has occurred within the 12-month period preceding such date of termination), and (iii) $12,500 to be used for outplacement services. In the event that the termination occurs during the 24 months following a “Change in Control” (as defined in the agreement), the foregoing multiple increase to 1.5.
•
If she executive elects COBRA in a timely manner, she would be reimbursed for her monthly premium payments for COBRA coverage for a period of up to 12 months.
•
Her time-based vesting restricted stock units and stock options would fully or partially accelerate and she would have 18 months post-separation to exercise her stock options (or 36 months if the termination occurs during the 24 months following a Change in Control), subject to any earlier expiration of the term of the option.

The Company’s obligation to pay or provide the cash severance and COBRA reimbursement benefits described above are conditioned upon her signing a release of claims in favor of the Company and its affiliates by a specified date following separation from the Company. The agreement also incorporates by reference, among other things, covenants of the executive with respect to confidentiality, assignment of intellectual property, non-competition and non-solicitation of employees. The term of the agreement continues in effect until the earlier of (i) the parties’ satisfaction of their respective obligations or (ii) the execution of a written agreement between the Company and Ms. Andrews terminating the agreement.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the agreement, which is filed herewith as Exhibits 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 16, 2024, the Company issued a press release regarding Ms. Andrews beginning service as the Company’s Chief Financial Officer and certain of the other matters described in Item 5.02. The information furnished in this Item 7.01, including the exhibit furnished herewith as Exhibit 99.1, will not be treated as “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into any filing under the Securities Act, or into another filing under the Exchange Act, unless that filing expressly incorporates by reference this Item 7.01 of this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Change in Control and Severance Agreement, dated as of January 15, 2024, between Orthofix Medical Inc. and Julie Andrews.
99.1	Press release, dated January 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.
By:	/s/ Kimberley Elting
Kimberley Elting Interim Chief Legal Officer

Date: January 17, 2024